 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2635 East Millbrook Road Raleigh, NC (Address of principal executive offices)	27604 (Zip Code)

(540) 362-4911
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2019 Annual Meeting of Stockholders of Advance Auto Parts, Inc. (“Company”) held May 15, 2019, the Company’s stockholders re-elected John F. Bergstrom, Brad W. Buss, John F. Ferraro, Thomas R. Greco, Jeffrey J. Jones II, Adriana Karaboutis, Eugene I. Lee, Jr., Sharon L. McCollam, Douglas A. Pertz, Jeffrey C. Smith and Nigel Travis. Members of the Company’s Board of Directors (“Board”) were elected to serve until the 2020 annual meeting of stockholders. Following the annual meeting and effective May 15, 2019, Fiona P. Dias who had previously served as director, retired from the Board.

Effective May 14, 2019, the directors appointed as members of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, are listed below and have been determined by the Board to be independent under the listing standards of the New York Stock Exchange.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brad W. Buss - Chair	John F. Bergstrom - Chair	John F. Ferraro - Chair
Adriana Karaboutis	Eugene I. Lee, Jr.	Jeffrey J. Jones II
Sharon L. McCollam	Douglas A. Pertz	Nigel Travis

In other actions, the Board re-appointed director Jeffrey C. Smith as the independent Chair of the Board, effective May 15, 2019, and Brad W. Buss and Sharon L. McCollam were designated as Audit Committee financial experts.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders of the Company was held on Wednesday, May 15, 2019. The following matters were submitted to a vote by the stockholders: (1) election of 11 directors to serve as members of the Board of Directors until the 2020 Annual Meeting of Stockholders, (2) non-binding advisory vote to approve the compensation of the Company’s named executive officers, (3) ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2019, and (4) non-binding stockholder advisory vote to approve the stockholder proposal entitled "Right to Act by Written Consent".

All nominees were elected to the Board of Directors with the following vote counts:

	FOR	WITHHELD	ABSTAIN
John F. Bergstrom	56,861,706	2,355,935	550,240
Brad W. Buss	59,446,270	211,596	110,015
John F. Ferraro	58,556,025	1,021,111	190,745
Thomas R. Greco	59,437,537	219,795	110,549
Jeffrey J. Jones II	59,501,333	188,805	77,743
Adriana Karaboutis	59,261,017	397,440	109,424
Eugene I. Lee, Jr.	59,436,325	221,112	110,444
Sharon L. McCollam	59,510,019	180,810	77,052
Douglas A. Pertz	59,000,888	576,176	190,817
Jeffrey C. Smith	58,664,520	966,629	136,732
Nigel Travis	58,578,103	1,108,062	81,716

There were 4,462,935 broker non-votes recorded for each nominee.

The compensation of the named executive officers was approved by the following non-binding advisory vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
57,374,095	2,338,976	54,810	4,642,935

Stockholders ratified the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2019. The vote on the proposal was as follows:

FOR	AGAINST	ABSTENTIONS
63,638,553	721,091	51,172

A majority of the Company’s outstanding shares (88.67% of shares voted) were cast against the non-binding advisory stockholder proposal regarding the ability of stockholders to act by written consent. The vote on the proposal was as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
6,628,532	52,998,380	140,969	4,642,935

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

Date: May 20, 2019	/s/ Jeffrey W. Shepherd
Jeffrey W. Shepherd
Executive Vice President, Chief Financial Officer